EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports First Quarter 2021 Financial Results

Results for the First Quarter of 2021:

  Net loss attributable to the company of $6.5 million, or $(0.17) per diluted share inclusive of a $36.9 million gain related to the sale of certain assets and a $22.1 million charge related to the extinguishment of convertible notes
  Adjusted EBITDA of $15.4 million, exclusive of a $36.9 million gain related to the sale of certain assets
  Consolidated crush margin of $0.11 per gallon, significantly better than the prior year’s first quarter
  Strong liquidity position, with cash, cash equivalents and restricted cash of $654.4 million and $330.4 million available under committed credit facilities
  Fully funded its Total Transformation Plan during the quarter by completing over $600.0 million in transactions while retiring over $170.0 million of debt

OMAHA, Neb., May 03, 2021 (GLOBE NEWSWIRE) --  Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the first quarter of 2021. Net loss attributable to the company was $6.5 million, or $(0.17) per diluted share inclusive of a gain on the sale of certain assets of $36.9 million and a $22.1 million charge related to extinguishment of convertible notes compared with a net loss of $16.4 million, or $(0.47) per diluted share, for the same period in 2020. Revenues were $553.6 million for the first quarter of 2021 compared with $632.9 million for the same period last year.

First Quarter Highlights

  Announced the acquisition of a majority stake in Fluid Quip Technologies, along with Ospraie Management
  Produced 58% sustainable Ultra-High Protein at its Shenandoah, Iowa biorefinery through development efforts between Green Plains, Fluid Quip Technologies and other innovation partners
  Announced construction plans for MSC Ultra-High Protein at its Obion, Tenn. and Mount Vernon, Ind. facilities
  Completed the USP upgrade at its York, Neb. location
  Announced a clean sugar project at its York, Neb. Innovation Center to produce dextrose to target applications in food production, renewable chemicals and synthetic biology
  Funds and accounts managed by BlackRock invested in Fluid Quip Technologies and completed a $125.0 million, 5-year junior mezzanine note facility
  Announced a partnership with Summit Carbon Solutions which is developing one of the largest carbon capture and sequestration projects in the world, capable of capturing and sequestering more than 10 million tons of carbon dioxide annually upon completion
  Completed concurrent offerings of 8,751,500 shares of common stock at $23 per share and $230.0 million aggregate principal of convertible senior notes due 2027, of which $156.5 million was used to repurchase a portion of the 4.125% convertible senior notes due 2022
  Completed the sale of its plant located in Ord, Neb. to GreenAmerica Biofuels Ord LLC for $64.0 million plus working capital

“Our first quarter was transformative to both our balance sheet and our technology platform. Additionally, our 1.0 platform performed well, as our risk management and hedging programs were beneficial to the quarter,” said Todd Becker, president and chief executive officer. “Fully funding our Total Transformation Plan to deploy Fluid Quip’s protein technology was a critical step in building the biorefinery platform of the future. The milestones achieved during the quarter have moved us along the path to achieving our 2024 financial goals, including partnering with BlackRock and Ospraie Management in the acquisition of Fluid Quip Technologies to transform Green Plains into a global leading ag tech company focused on value added, low carbon novel agricultural ingredients.”

“We achieved a number of impressive milestones in the first quarter across every phase of our transformation, including protein, sugar, corn oil, and carbon, culminating with successful capital raises to provide the liquidity necessary to achieve our vision for Green Plains 2.0,” added Becker. “Moving forward, we are focused on announcing the construction sequence of MSC Ultra-High Protein deployment, finalizing our selection of a general contractor to build our Ultra-High Protein technology across our biorefinery platform, finalizing Project 24, beginning production of Ultra-High Protein at our Wood River, Nebraska biorefinery and startup of clean sugar production at our York Innovation Center. Even more exciting are the advancements we are seeing in Ultra-High Protein purities, renewable corn oil yields and innovations in yeasts, oils and sugars. Across our platform we believe we are on track to achieve our 2024 financial goals.”

“Today, we are stronger financially than ever before, with more than $650 million in cash at the end of the quarter as a result of executing on a number of key transactions, demonstrating our dedication to transforming our business to Green Plains 2.0,” added Becker. “Our capital raise combined with further portfolio optimization from the sale of Ord were important steps in fully funding our Ultra-High Protein buildout while maintaining strong liquidity.”

“Our partnership with Summit Carbon Solutions is in the early stages and we recently expanded our participation with the addition of our Shenandoah, Iowa and all of our Nebraska biorefineries,” added Becker. “The potential to provide low or even zero carbon biofuels, renewable corn oil and high value protein feed ingredients aligns perfectly with the growing global demand for reduced or net zero carbon products. Through the transformation of our platform, we can participate in the decarbonization of food, feed and fuel. We believe being both a shipper and an owner of the carbon pipeline itself will be an attractive opportunity for Green Plains shareholders in the years to come and we will evaluate our future options to maximize both environmental benefits and our financial returns.”

Results of Operations
Green Plains sold 178.0 million gallons of ethanol during the first quarter of 2021, compared with 240.5 million gallons for the same period in 2020. The consolidated ethanol crush margin was $18.9 million, or $0.11 per gallon, for the first quarter of 2021, compared with $(2.3) million, or $(0.01) per gallon, for the same period in 2020. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs and other fees, net of related expenses.

Consolidated revenues decreased $79.2 million for the three months ended March 31, 2021, compared with the same period in 2020, due primarily to lower production volumes of ethanol, distillers grains and corn oil and decreased trading revenues within our agribusiness and energy services segment.

Operating income increased $85.7 million for the three months ended March 31, 2021, compared with the same period last year primarily due to a gain on the sale of certain assets of $36.9 million in the current year quarter, $24.1 million noncash goodwill impairment in the prior year quarter and improved margins on ethanol production. Interest expense increased $22.0 million for the three months ended March 31, 2021 compared with the same period in 2020 due to the loss upon extinguishment of convertible notes of $22.1 million recorded during the quarter. Income tax expense was $1.9 million for the three months ended March 31, 2021, compared with income tax benefit of $44.3 million for the same period in 2020, primarily due to benefits recorded related to the CARES Act during the three months ended March 31, 2020.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol, including industrial-grade alcohol, distillers grains, Ultra-High Protein and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes food-grade corn oil and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020	% Var.
Revenues:
Ethanol production	$423,722	$475,725	(10.9)%
Agribusiness and energy services	133,944	163,189	(17.9)
Partnership	20,406	20,271	0.7
Intersegment eliminations	(24,432)	(26,316)	(7.2)
	$553,640	$632,869	(12.5)%
Gross margin:
Ethanol production	$8,197	$(13,425)	161.1%
Agribusiness and energy services	17,870	6,687	167.2
Partnership	20,406	20,271	0.7
Intersegment eliminations	(2,066)	2,108	*
	$44,407	$15,641	183.9%
Depreciation and amortization:
Ethanol production	$18,528	$15,898	16.5%
Agribusiness and energy services	607	553	9.8
Partnership	887	961	(7.7)
Corporate activities	659	668	(1.3)
	$20,681	$18,080	14.4%
Operating income (loss):
Ethanol production (1)	$(20,320)	$(60,781)	(66.6)%
Agribusiness and energy services	13,346	2,560	*
Partnership	12,871	12,430	3.5
Intersegment eliminations	(2,066)	2,133	*
Corporate activities	27,516	(10,670)	*
	$31,347	$(54,328)	157.7%
Adjusted EBITDA:
Ethanol production	$(1,789)	$(44,125)	95.9%
Agribusiness and energy services	13,951	3,128	*
Partnership	13,933	13,548	2.8
Intersegment eliminations	(2,066)	2,133	*
Corporate activities (2)	28,214	948	*
EBITDA	52,243	(24,368)	*
Gain on sale of assets, net	(36,893)	-	*
Proportional share of EBITDA adjustments to equity method investees	44	2,937	*
Noncash goodwill impairment	-	24,091	*
Adjusted EBITDA	$15,394	$2,660	* %

(1) Includes the goodwill impairment charge of $24.1 million for the three months ended March 31, 2020.
(2) Includes corporate expenses, offset by the gain on sale of assets of $36.9 million for the three months ended March 31, 2021 and earnings from equity method investments of $7.8 million for the three months ended March 31, 2020.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020	% Var.
Ethanol production
Ethanol sold (gallons)	178,000	240,466	(26.0)%
Distillers grains sold (equivalent dried tons)	465	642	(27.6)
Corn oil sold (pounds)	46,563	62,552	(25.6)
Corn consumed (bushels)	62,505	83,883	(25.5)

Agribusiness and energy services
Domestic ethanol sold (gallons)	178,820	209,583	(14.7)
Export ethanol sold (gallons)	67,735	99,720	(32.1)
	246,555	309,303	(20.3)
Partnership
Storage and throughput (gallons)	178,976	241,638	(25.9)

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended March 31,		Three Months Ended March 31,
	2021	2020	2021	2020
			($ per gallon produced)

Ethanol production operating loss	$(20,320)	$(60,781)	$(0.11)	$(0.25)
Depreciation and amortization	18,528	15,898	0.10	0.07
Noncash goodwill impairment	-	24,091	-	0.10
Total adjusted ethanol production	(1,792)	(20,792)	(0.01)	(0.08)

Intercompany fees, net:
Storage and logistics (partnership)	13,246	12,700	0.07	0.05
Marketing and agribusiness fees (1) (agribusiness and energy services)	7,423	5,782	0.05	0.02
Consolidated ethanol crush margin	$18,877	$(2,310)	$0.11	$(0.01)

(1) Includes $3.5 million for certain nonrecurring decommissioning and nonethanol operations costs for the three months ended March 31, 2021.

Liquidity and Capital Resources
On March 31, 2021, Green Plains had $654.4 million in total cash, cash equivalents and restricted cash, and $330.4 million available under committed credit facilities, which are subject to restrictions and other lending conditions. Total debt outstanding at March 31, 2021, was $773.4 million, including $174.1 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $61.1 million of debt related to Green Plains Partners, net of debt issuance costs.

Conference Call Information
On May 3, 2021, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss first quarter 2021 operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 9070109. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at https://investor.gpreinc.com/events-presentations.

Non-GAAP Financial Measures
Management uses adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and noncash goodwill impairment. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated savings from Project 24 and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$446,833	$233,860
Restricted cash	207,593	40,950
Accounts receivable, net	62,519	55,568
Income tax receivable	483	661
Inventories	258,759	269,491
Other current assets	34,353	41,823
Total current assets	1,010,540	642,353
Property and equipment, net	799,546	801,690
Operating lease right-of-use assets	64,597	61,883
Other assets	69,943	72,991
Total assets	$1,944,626	$1,578,917

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$92,972	$140,058
Accrued and other liabilities	36,236	38,471
Derivative financial instruments	41,098	20,265
Current operating lease liabilities	15,627	14,902
Short-term notes payable and other borrowings	174,104	140,808
Current maturities of long-term debt	61,442	98,052
Total current liabilities	421,479	452,556
Long-term debt	537,880	287,299
Long-term operating lease liabilities	51,682	49,549
Other liabilities	13,056	12,849
Total liabilities	1,024,097	802,253

Stockholders' equity
Total Green Plains stockholders' equity	787,568	646,852
Noncontrolling interests	132,961	129,812
Total liabilities and stockholders' equity	$1,944,626	$1,578,917

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2021	2020	% Var.
Revenues
Product	$551,980	$631,581	(12.6)%
Services	1,660	1,288	28.9
Total revenues	553,640	632,869	(12.5)
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	509,233	617,228	(17.5)
Operations and maintenance	5,754	6,160	(6.6)
Selling, general and administrative	23,518	21,638	8.7
Gain on sale of assets, net	(36,893)	-	*
Goodwill impairment	-	24,091	*
Depreciation and amortization	20,681	18,080	14.4
Total costs and expenses	522,293	687,197	(24.0)
Operating income (loss)	31,347	(54,328)	157.7
Other income (expense)
Interest income	30	593	(94.9)
Interest expense	(31,679)	(9,697)	*
Other, net	10	836	(98.8)
Total other expense	(31,639)	(8,268)	*
Loss before income taxes and income from equity method investees	(292)	(62,596)	(99.5)
Income tax benefit (expense)	(1,862)	44,283	*
Income from equity method investees, net of income taxes	175	7,966	*
Net loss	(1,979)	(10,347)	(80.9)
Net income attributable to noncontrolling interests	4,566	6,098	(25.1)
Net loss attributable to Green Plains	$(6,545)	$(16,445)	(60.2)%

Earnings per share:
Net loss attributable to Green Plains - basic and diluted	$(0.17)	$(0.47)

Weighted average shares outstanding:
Basic and diluted	37,695	34,665

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,979)	$(10,347)
Noncash operating adjustments:
Depreciation and amortization	20,681	18,080
Gain on sale of assets, net	(36,303)	-
Loss on extinguishment of convertible notes	22,100	-
Goodwill impairment	-	24,091
Deferred income taxes	1,960	(23,895)
Other	4,536	1,710
Net change in working capital	(46,737)	8,138
Net cash provided by (used in) operating activities	(35,742)	17,777

Cash flows from investing activities:
Purchases of property and equipment, net	(31,524)	(38,792)
Proceeds from the sale of assets, net	73,846	-
Other investing activities	3,330	(1,098)
Net cash provided by (used in) investing activities	45,652	(39,890)

Cash flows from financing activities:
Net proceeds - long-term debt	219,165	(21)
Net payments - short-term borrowings	(4,680)	(24,052)
Proceeds from issuance of common stock	191,134	-
Payment for repurchase of common stock	-	(11,479)
Other	(35,913)	(6,707)
Net cash provided by (used in) financing activities	369,706	(42,259)

Net change in cash, cash equivalents and restricted cash	379,616	(64,372)
Cash, cash equivalents and restricted cash, beginning of period	274,810	269,896
Cash, cash equivalents and restricted cash, end of period	$654,426	$205,524

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$446,833	$194,333
Restricted cash	207,593	11,191
Total cash, cash equivalents and restricted cash	$654,426	$205,524

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Net loss	$(1,979)	$(10,347)
Interest expense (1)	31,679	9,697
Income tax expense (benefit), net of equity method income tax expense	1,862	(41,798)
Depreciation and amortization (2)	20,681	18,080
EBITDA	52,243	(24,368)
Gain on sale of assets, net	(36,893)	-
Proportional share of EBITDA adjustments to equity method investees	44	2,937
Noncash goodwill impairment	-	24,091
Adjusted EBITDA	$15,394	$2,660

(1) Interest expense for the three months ended March 31, 2021 includes a loss upon extinguishment of convertible notes of $22.1 million.
(2) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contacts
Investors: Phil Boggs | Senior Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Leighton Eusebio | Manager, Public Relations | 402.952.4971 | leighton.eusebio@gpreinc.com